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                                                                    Exhibit 4.15

                            Transcend Services, Inc.


                             2001 Stock Option Plan

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                 TRANSCEND SERVICES, INC. 2001 STOCK OPTION PLAN
                 -----------------------------------------------
                          (Effective as of May 8, 2001)

                                    ARTICLE I

                                     PURPOSE
                                     -------

     1.1 The Transcend Services, Inc. 2001 Stock Option Plan is intended to advance the interests of Transcend Services, Inc., its shareholders and its subsidiaries, if any, by attracting, retaining and stimulating the performance of directors, officers, employees, consultants and advisors of the Company of high caliber and potential upon whose judgment, initiative and effort Transcend Services, Inc. is largely dependent for the successful conduct of its business, and to encourage and enable such directors, officers, employees, consultants and advisors to acquire and retain a proprietary interest in Transcend Services, Inc. by ownership of its stock. Options granted may, if so intended by the Committee (as hereafter defined), be designed to meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

     2.1  "Board" means the Board of Directors of the Company.

     2.2  "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Common Stock" means the Company's Common Stock, par value $.05 per share.

     2.4 "Committee" means the Stock Option and Compensation Committee appointed by the Board of Directors. The Committee shall be comprised of not less than two members appointed by the Board of Directors of the Company from among its members, each of whom qualifies as a "Non-Employee Director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor regulation.

     2.5  "Company" means Transcend Services, Inc., a Delaware corporation.

     2.6 "Director" means a member of the Company's Board of Directors duly elected by the shareholders of the Company.

     2.7 "Fair Market Value" shall mean the most recent closing price of the Company's Common Stock, as quoted by the Nasdaq SmallCap Market (or other nationally recognized quotation service). If the Company's Common Stock is not traded on Nasdaq but is registered on

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a national securities exchange, "Fair Market Value" shall mean the closing sales price of the Company's Common Stock on such national securities exchange. If the Company's shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, then
"Fair Market Value" shall mean the fair market value of the Company's Common Stock as determined by the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Committee shall in its discretion select and apply at the time of the grant of the option concerned.

     2.8 "Incentive Stock Option" means a stock option granted under the Plan which is intended to meet the requirements of Section 422 of the Code or any similar provision thereto.

     2.9 "Nonqualified Stock Option" means a stock option granted under the Plan which is not an Incentive Stock Option.

     2.10  "Option" means a Nonqualified Stock Option or an Incentive Stock
Option.

     2.11 "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

     2.12  "Plan" means this Transcend Services, Inc. 2001 Stock Option Plan.

     2.13 "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee is granted an Option.

     2.14 "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 424(f) of the Code.

                                   ARTICLE III

                                 EFFECTIVE DATE
                                 --------------

     The effective date of the Plan (the "Effective Date") shall be the date the Plan is approved by shareholders of the Company, following adoption of the Plan by the Board of Directors. The Plan must be approved by the affirmative vote of not less than a majority of the shares present and voting at a meeting at which a quorum is present, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. No Options shall be granted prior to the Effective Date.

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                                   ARTICLE IV

                                  PARTICIPANTS
                                  ------------

     Options may be granted under the Plan to any person who is or who agrees to become a Director, officer or employee of the Company or any of its Subsidiaries, or a consultant, advisor or other person providing services to the Company. An employee may be a member of the Board of Directors of the Company or of any Subsidiary, but no member of the Board of Directors shall be considered an employee solely by reason of his membership on such Board of Directors. The Committee may grant options to such persons in accordance with such determinations as the Committee from time to time in its sole discretion may make. A member of the Committee shall not act on any determination to grant an Option to such member and any such determination shall be made by the other member or members of the Committee.

                                    ARTICLE V

                                 ADMINISTRATION
                                 --------------

     5.1  Committee. The Plan shall be administered by the Committee. Subject to
          ---------
the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible Directors, officers, employees, advisors, consultants and other persons providing services to the Company, those to whom and the time or times at which Options may be granted and the number of shares of Common Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusive and binding for all purposes and upon all persons.

     5.2  Majority Rule. A majority of the members of the Committee (or, if less
          -------------
than three, all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

     5.3  Company Assistance. The Company shall supply full and timely
          ------------------
information to the Committee on all matters relating to eligible Directors, officers, employees, consultants and advisors, their employment or engagement, death, retirement, disability or other termination of employment or engagement, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

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                                   ARTICLE VI

                         SHARES OF STOCK SUBJECT TO PLAN
                         -------------------------------

     6.1  Limitations. Subject to adjustment pursuant to the provisions of
          -----------
Section 6.3 hereof, the number of shares of Common Stock which may be issued and sold hereunder shall be Four Hundred Thousand (400,000) shares of Common Stock. Such shares may be either authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan.

     6.2  Options Granted Under the Plan. Shares of Common Stock with respect to
          ------------------------------
which an Option granted hereunder shall have been exercised shall not again be available for the grant of an Option hereunder. If an Option granted hereunder shall terminate for any reason (including, without limitation, the surrender of the Option by the Optionee in connection with the grant of a new Option on the same or different terms or the expiration of the Option for any reason) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

     6.3  Recapitalization. In the event that dividends are payable in Common
          ----------------
Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of shares of Common Stock available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Committee.

     6.4  Reorganization. In case the Company is merged or consolidated with
          --------------
another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the assumption of such Options by the merged, consolidated or otherwise reorganized corporation or by the substitution on an equitable basis of appropriate options of the merged, consolidated or otherwise reorganized corporation, in each case, so that the excess of the aggregate fair market value of the shares subject to option immediately after such assumption or substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such assumption or substitution over the purchase price thereof and, with respect to Incentive Stock Options, to the extent reasonably practicable, so that such assumed or substituted Options will otherwise meet the applicable requirements for qualification as incentive stock options under the Code or (ii) upon written notice to the Optionee provide that all or any portion of the Option (whether or not previously exercisable or vested) may be exercised within thirty (30) days of the date of such notice, and to the extent not

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exercised, such Option will be terminated. If any adjustment under this Section
6.4 would create a fractional share of Stock or a right to acquire a fractional share, such shall be disregarded and the number of shares of Stock available under the Plan and the number of Shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 6.4 by the Board of Directors shall be conclusive and binding on all affected persons.

                                   ARTICLE VII

                                     OPTIONS
                                     -------

     7.1  Option Grant and Agreement. Each Option granted hereunder shall be
          --------------------------
evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant of the Option and executed by the Company and the Optionee. Each Option granted by the Committee shall be designated by the Committee as an Incentive Stock Option or a Nonqualified Stock Option and, once granted, may not be amended to be the other kind of Option unless such amendment shall cause the provisions of the Option to conform to the requirements of this Plan in respect to the other kind of Option. Only officers and employees are eligible to receive Incentive Stock Options. Non-employee Directors, consultants and advisors are not eligible to receive Incentive Stock Options. The Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan, but may include additional provisions and restrictions, provided that they are not inconsistent with the Plan. Nothing in this Plan shall preclude the Committee from issuing or agreeing to issue new Options to any holder upon the condition that all or any portion of such holder's then outstanding Options be surrendered for cancellation regardless of whether the exercise price of such new Options is higher or lower than, or the other terms different from, the surrendered Options.

     7.2  Option Price. The per share Option price of the Common Stock subject
          ------------
to each Option shall be determined by the Committee, provided that the per share price shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted.

     7.3  Option Period. Options may be granted at any time after the Effective
          -------------
Date of the Plan and prior to the termination of the Plan, provided that no Incentive Stock Option may be granted at any time more than ten years after the date of approval of the Plan by the shareholders. The period for the exercise of each Option shall be determined by the Committee, provided, however, that (i)
                                                  --------  -------
except as otherwise expressly provided in this Plan, the Committee may, in its discretion, accelerate the exercise dates thereunder, upon sixty (60) days' written notice given to the Optionee and (ii) the period during which each Option may be exercised shall expire not later than ten years from the date such Option is granted, provided that Incentive Stock Options granted to a "10-percent owner" (as defined in Article VIII) must be exercised within five years from the date thereof.

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     7.4  Option Exercise. Options may be exercised in whole or in part at any
          ---------------
time within the period permitted, with respect to whole shares only, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option price, Optionee shall pay to the Company or any Subsidiary in cash or in Common Stock of the Company, the full amount, if any, that the Company or any Subsidiary is required to withhold or pay under federal or state law with respect to the exercise of the Option. Alternatively, the number of shares delivered by the Company upon exercise of the Option shall be appropriately reduced to reimburse the Company or the Subsidiary for such payment.

     7.5  Payment. The purchase price for shares of Common Stock purchased upon
          -------
exercise of Options shall be paid (i) in cash; (ii) in shares of Common Stock of the Company (not subject to limitations on transfer) valued at the Fair Market Value of such shares on the date of exercise, or a combination of cash and such Common Stock; provided that any shares of Common Stock tendered for payment shall have been owned for a period of six months or such other period as in the opinion of the Committee shall be sufficient for such shares to be considered "mature" shares for purposes of accounting for the transaction; (iii) if the Option Agreement so specifies, and subject to such rules as may be established by the Committee, through a so-called "cashless exercise" procedure with a designated broker.

     7.6  Nontransferability of Option. No Option shall be transferred by an
          ----------------------------
Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee the Option shall be exercisable only by him, or, in the case of an Optionee who is mentally incapacitated, the Option shall be exercisable by his guardian or legal representative. Notwithstanding the above, the Committee, in its sole discretion, may allow for the limited transfer of a Nonqualified Stock Option to family members of the Optionee, or a trust benefiting such family members, for estate planning purposes.

     7.7  Effect of Death or Other Termination of Employment or Engagement.
          ----------------------------------------------------------------

          (a) If, prior to the date thirty (30) days following the date of grant of an Option (or such longer time as may be established by the Committee), an Optionee's employment with the Company or a Subsidiary or engagement by the Company or a Subsidiary as a Director, consultant or advisor shall be terminated for any reason, including by any act of the Optionee, the Optionee's right to exercise such Option shall terminate and all rights thereunder shall cease.

          (b) Subject to section (a) of this Section 7.7, if an Optionee's employment with or engagement as a Director, consultant or advisor by the Company or its Subsidiaries shall be terminated for any reason other than death, permanent and total disability, for Serious Misconduct, or, in the event of a Nonqualified Stock Option, retirement, the Optionee shall have

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the right, during the period ending thirty (30) days (or such longer time as may be established by the Committee on or after the date of grant, but not to exceed three months in the case of an Incentive Stock Option) after such termination, to exercise such Option to the extent that it was exercisable at the date of such termination of employment or engagement and shall not have been exercised.

          (c) Subject to section (a) of this Section 7.7, if an Optionee's employment with or engagement as a Director, consultant or advisor by the Company or its Subsidiaries shall be terminated due to the death of the Optionee, the executor or administrator of the estate of the decedent or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending one year after the date of the Optionee's death, to exercise the Optionee's Option to the extent that it was exercisable at the date of Optionee's death and shall not have been exercised; provided, however, such time period may be shortened in
                     --------  -------
accordance with the provisions of Section 7.3 if a shortened exercise period is applied to Optionee in general.

          (d) Subject to section (a) of this Section 7.7, if an Optionee's employment with or engagement as a Director, consultant or advisor by the Company or its Subsidiaries shall be terminated due to the Optionee becoming permanently and totally disabled or, with respect to a Nonqualified Stock Option, due to the retirement of the Optionee, the Optionee (or in the case of an Optionee who is mentally incapacitated, his guardian or legal representative) shall have the right, during the period ending one year after the date of termination of employment or engagement by retirement or disability, to exercise such Option to the extent that it was exercisable at the date of termination of employment or engagement by retirement or disability and shall not have been exercised; provided, however, such time period may be shortened in accordance
           --------  -------
with the provisions of Section 7.3 if a shortened exercise period is applied to Optionee in general.

          (e) If an Optionee's employment with or engagement by the Company or its Subsidiaries shall be terminated by the Company or any Subsidiary for Serious Misconduct, the Optionee's right to exercise such Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Plan, the term "Serious Misconduct" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company or the Subsidiaries, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or the Subsidiaries.

          (f) No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other

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evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferees or transferees of the terms and conditions of such Option.

     7.8  Rights as Shareholder. An Optionee or a transferee of an Option shall
          ---------------------
have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Options as provided herein. Nothing contained herein or in the Stock Option Agreement shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

     7.9  Dividend or Distribution Equivalents. The Committee, in its sole
          ------------------------------------
discretion, may provide that an Optionee shall be entitled to receive a payment in cash, stock, rights, warrants, assets or other securities from the Company, as and when cash dividends or other distributions of stock, rights, warrants, assets or other securities are payable or distributed to the holders of the Common Stock of the Company, in the amount equal to the cash dividend or distribution which would be paid to said Optionee in respect of all shares subject to such Options were such Optionee the holder of such shares on the record date for such cash dividend or distribution.

     7.10 Notice of Disqualifying Disposition. Each Incentive Stock Option
          -----------------------------------
granted under the Plan shall provide that the employee receiving such Incentive Stock Option shall notify the Company, in writing, to the attention of the Chief Financial Officer, in the event that, prior to the later of two years after the date of grant of such Incentive Stock Option or one year after the transfer of any Common Stock to him pursuant to such Option, he shall dispose of all or any portion of such Common Stock, such notice to state the date of disposition, the nature of the disposition and the price, if any, received for the Common Stock.

                                  ARTICLE VIII

                               TEN PERCENT OWNERS
                               ------------------

     Notwithstanding any other provisions of this Plan, the following terms and conditions shall apply to Incentive Stock Options granted hereunder to a "10-percent owner." For this purpose, a "10-percent owner" shall mean an Optionee who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary. With respect to a 10-percent owner:

          (a) the price at which shares of stock may be purchased under an Incentive Stock Option granted pursuant to this Plan shall not be less than 110 percent of the Fair Market Value of the Common Stock on the date of grant of the Option; and

          (b) the period during which any such Incentive Stock Option may be exercised, to be fixed by the Committee in the manner described in Section 7.3, above, shall expire not later than five (5) years from the date the Incentive Stock Option is granted.

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                                   ARTICLE IX

                                  ANNUAL LIMITS
                                  -------------

     The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of shares with respect to which Incentive Stock Options are initially exercisable by the holder thereof, in any calendar year (under all incentive stock option plans of the Company or its Subsidiaries) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a Nonqualified Stock Option.

                                    ARTICLE X

                           OTHER TERMS AND CONDITIONS
                           --------------------------

     Any Incentive Stock Options granted hereunder shall contain such and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall constitute such Incentive Stock Option as an "incentive stock option" within the meaning of Section 422 of the Code and lawful regulations thereunder.

                                   ARTICLE XI

                               STOCK CERTIFICATES
                               ------------------

     11.1 Conditions. The Company shall not be required to issue or deliver any
          ----------
certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

          (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the receipt of a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof, which the Committee shall in its sole discretion deem necessary or advisable;

          (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

          (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience; and

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          (d) Satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities.

     11.2 Legends. The Company reserves the right to legend any certificate for
          -------
shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                   ARTICLE XII

                TERMINATION, AMENDMENT, AND MODIFICATION OF PLAN
                ------------------------------------------------

     The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no such action shall impair the rights of any
          --------  -------
holder of an Option theretofore granted; and further provided, that (unless and until such time as shareholder approval is no longer required under the Security Exchange Act of 1934, applicable exchange listing requirements or Nasdaq requirements and applicable corporate law) no such action of the Board without approval of the shareholders of the Company may:

          (a) Increase the total number of shares of Common Stock subject to the Plan, except as contemplated in Section 6.3 hereof;

          (b) Change the manner of determining the Option price; or

          (c) Change the class of people eligible to receive Incentive Stock Options; provided, further, that, except to the extent otherwise permitted in
         --------  -------
Section 7.3, no termination, amendment, or modification of the Plan shall in any manner affect any option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option, shall extend the maximum period during which Options may be exercised, or withdraw the administration of the Plan from the Committee or the Board.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

     13.1 Employment or Engagement. Nothing in the Plan or in any Option granted
          ------------------------
hereunder or in any Stock Option Agreement relating thereto shall confer upon any director, officer, employee, advisor or consultant the right to continue as such with the Company or any Subsidiary.

     13.2 Other Compensation Plans. The adoption of the Plan shall not affect
          ------------------------
any other stock option or incentive or other compensation plans in effect for the Company or any

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Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

     13.3  Plan Binding on Successors. The Plan shall be binding upon the
           --------------------------
Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

     13.4  Singular, Plural; Gender. Whenever used herein, nouns in the singular
           ------------------------
shall include the plural, and the masculine pronoun shall include the feminine gender.

     13.5  Headings, etc., Not Part of Plan. Headings of Articles and Sections
           --------------------------------
hereof are inserted for convenience and reference; they constitute no part of the Plan.

     13.6  Compliance With Laws. The Plan, the grant and exercise of Options
           --------------------
hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations, including, but not limited to, those of the United States and its states, and to such approvals by any government or regulatory agency as may be required.

     13.7  Governing Law. This Plan shall be construed and interpreted in
           -------------
accordance with and governed by Georgia law, to the extent such construction and interpretation does not adversely affect the treatment of any Option as an Incentive Stock Option under the Code.

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